SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 1, 2003 Date of Report (Date of Earliest Event Reported)

GENELABS TECHNOLOGIES, INC. (Exact Name of Registrant as Specified in its Charter)

0-19222	94-3010150
(Commission File Number)	(IRS Employer Identification No.)

505 Penobscot Drive Redwood City, California	94063
(Address of Principal Executive Offices)	(Zip Code)

(650) 369-9500 (Registrant's Telephone Number, including Area Code)

Item 5. Other Events

On August 1, 2003, Genelabs Technologies, Inc. (“Genelabs”) issued a press release announcing it had completed the sale of 1,666,667 shares of its common stock to one institutional investor (the “Purchaser”) at a price of $1.595 per share, for gross proceeds of $2,658,333. Genelabs also issued to the investor warrants to purchase of an additional 1,666,667 shares of Genelabs’ common stock at an exercise price of $1.50 per share in connection with the sale.

Item 7. Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Securities Purchase Agreement, by and between Genelabs and the Purchaser dated as of August 1, 2003.
99.1	Press Release dated August 1, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:	August 1, 2003	GENELABS TECHNOLOGIES, INC.

By:	/s/ Heather Criss Keller

Name:	Heather Criss Keller
Title:	Vice President, General Counsel

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Securities Purchase Agreement, by and between Genelabs and the Purchaser dated as of August 1, 2003.
99.1	Press Release dated August 1, 2003.